UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form 8-K
                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)

                             March 14, 1995

                   Southern National Corporation
         (Exact name of registrant as specified in its charter)

                  Commission file number: 1-10853

              North Carolina                     56-0939887
        (State of Incorporation)     (I.R.S. Employer Identification No.)

      500 North Chestnut Street
      Lumberton, North Carolina                    28358
(Address of principal executive offices)        (Zip Code)

                           (910) 671-2000
       (Registrant's telephone number, including area code)

This Form 8-K has 3 pages. The sequential numbering of the pages is indicated in the lower right corner.

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ITEM 2.  ACQUISITION OF ASSETS

     A. Effective February 28, 1995, BB&T Financial Corporation ("BB&T") merged with and into Southern National Corporation ("Southern National") in a "merger of equals" transaction (the "Merger"). An aggregate of 58.1 million shares of Southern National's common stock, $5 par value per share, were issued in the Merger.

         The Merger was pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of July 29, 1994 and amended and restated as of October 22, 1994, and the related Plan of Merger, between Southern National and BB&T whereby the separate existence of BB&T ceased, and each outstanding share of BB&T common stock was converted into 1.45 shares of Southern National common stock. Outstanding options to purchase BB&T common stock were converted into options to purchase shares of Southern National's common stock based upon the same rate, and cash was paid in lieu of fractional share interests. Southern National received approval for the Merger from the Board of Governors of the Federal Reserve System on January 17, 1995. The shareholders of Southern National and BB&T approved the merger at meetings held on December 15, 1994.

     B. Mergers of subsidiary banks of Southern National and BB&T are anticipated to occur in May of 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     A.  Financial Statements of Business Acquired*

     B.  Pro Forma Financial Information*

     C.  Exhibits:

         2. Agreement and Plan of Reorganization dated as of July 29, 1994 and amended and restated as of October 22, 1994 between Southern National and BB&T (filed as Exhibit 2(a) to Southern National's Registration Statement on Form S-4 (No. 33-57861) and incorporated herein by reference).

             *Not presently available. To be filed by amendment pursuant to
             Item 7(a)(4) and (b)(2) of Form 8-K, not later than May 13, 1995.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SOUTHERN NATIONAL CORPORATION
                                               (Registrant)

                                      By:
                                         Sherry A. Kellett, Controller

Date: March 14, 1995